UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

IMMUNOCLIN CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-54738	32-0337695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

1-888-267-1175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01      Changes in Company's Certifying Accountant.

(a)

On July 2, 2014, Immunoclin Corporation (the “Company”) dismissed Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as the Company’s principal accountant.  The Company’s Board of Directors approved the dismissal of Sadler Gibb on the same date.  None of the reports of  Sadler Gibb, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended January 31, 2014, filed with the Commission on July 2, 2014, contained a going concern qualification in the Company's audited financial statements.

There were no disagreements between the Company and Sadler Gibb, for the two most recent fiscal years and any subsequent interim period through July 2, 2014 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sadler Gibb, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)        On July 3, 2014, the Company’s Board of Directors approved the engagement Turner, Stone & Company, LLP (“Turner Stone”) as its principal accountant to audit the Company’s financial statements as successor to Sadler Gibb.  During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Turner Stone regarding the application of accounting principles to a specific transaction,  either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of  Turner Stone provide advice to the Company, either  written or oral, that was an important factor considered by the Company  in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of Turner Stone on any matter that was the subject of a disagreement or a reportable event.

Item 9.01         Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from Sadler Gibb dated July 7, 2014 regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOCLIN CORPORATION
Date: July 7, 2014	/s/ J. Scott Munro
J. Scott Munro, Chief Financial Officer